As filed with the Securities and Exchange Commission on December 22, 2016.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROYAL DUTCH SHELL PLC
(Exact name of registrant as specified in its charter)

England and Wales	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Carel van Bylandtlaan 30
2596 HR, The Hague, The Netherlands
(Address of Principal Executive Offices, including Zip Code)

GLOBAL EMPLOYEE SHARE PURCHASE PLAN
(Full title of the plans)

CT CORPORATION SYSTEM
111 Eighth Avenue, 13th Floor
New York, New York 10011
(Name and address of agent for service)

(212) 894-8400
(Telephone number, including area code, of agent for service)

Copies to:
Andrew J. Pitts
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019-7475
(212) 474-1000
Fax: (212) 474-3700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A Ordinary Shares, nominal value €0.07 per share	6,000,000	$26.72(3)	$160,320,000(3)	$18,581.09(4)

(1)
The Class A ordinary shares being registered under this Registration Statement may be represented by the Registrant’s Class A American Depositary Shares (“Class A ADSs”).  Each Class A ADS represents two Class A ordinary shares.  Class A ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a registration statement on Form F-6 (File No. 333-128999).

(2)
Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement shall also cover such indeterminate number of additional shares as may become issuable under the plan in connection with variations in share capital, demergers, special dividends or distributions or similar transactions.

(3)
Estimated pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee and based upon the average of the high and low prices of the Registrant’s Class A ADSs on December 15, 2016 as reported on the New York Stock Exchange.

(4)
Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities under the plan.  A Registration Statement on Form S-8 has been filed previously on December 15, 2014 (File No. 333-200953) for other securities under the plan.

EXPLANATORY STATEMENT

This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 previously filed on December 15, 2014 (File No. 333-200953) are incorporated herein by reference and made a part hereof.

This Registration Statement on Form S-8 is filed by Royal Dutch Shell plc to register an additional 6,000,000 Class A ordinary shares to be offered under the Global Employee Share Purchase Plan.

PART II

ITEM 8.	EXHIBITS.

(a)            The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit Number	Description
*23.1	Consent of PricewaterhouseCoopers LLP.
*24	Powers of Attorney (included as part of the signature pages).
* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Hague, on December 22, 2016.

ROYAL DUTCH SHELL PLC,

By:	/s/ Simon Henry
Name: Simon Henry
Title: Chief Financial Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Simon Henry, his or her true and lawful attorney-in-fact and agent with full powers of substitution to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements on Form S-8 as Mr. Henry deems necessary or advisable in order to effect registration under the Securities Act of such number of shares, plan interests or dollar amounts as he shall determine to be reasonably necessary to register up to the maximum number of shares or plan interests that are issuable pursuant to the employee share plans operated by Royal Dutch Shell plc and its subsidiaries, as from time to time approved by the Royal Dutch Shell plc Board of Directors and its shareholders, and to file the same, with all respective exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Charles O. Holliday	Chairman of the	December 14, 2016
Charles O. Holliday	Board of Directors

/s/ Hans Wijers	Deputy Chairman of the	December 14, 2016
Hans Wijers	Board of Directors

/s/ Ben van Beurden	Chief Executive Officer	December 14, 2016
Ben van Beurden	(Principal Executive Officer)

Chief Financial Officer
/s/ Simon Henry	(Principal Financial Officer;	December 14, 2016
Simon Henry	Principal Accounting Officer)

/s/ Guy Elliott	Director	December 14, 2016
Guy Elliott

/s/ Euleen Goh	Director	December 14, 2016
Euleen Goh

/s/ Gerard Kleisterlee	Director	December 14, 2016
Gerard Kleisterlee

/s/ Sir Nigel Sheinwald	Director	December 14, 2016
Sir Nigel Sheinwald

/s/ Linda G. Stuntz	Director	December 14, 2016
Linda G. Stuntz

/s/ Gerrit Zalm	Director	December 14, 2016
Gerrit Zalm

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Royal Dutch Shell plc, has signed this Registration Statement or amendment thereto in Delaware on December 22, 2016.

PUGLISI & ASSOCIATES,

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

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EXHIBIT INDEX

Exhibit Number	Description
*23.1	Consent of PricewaterhouseCoopers LLP.
*24	Powers of Attorney (included as part of the signature pages).

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